                                                                     Exhibit 2.1

                                                                  EXECUTION COPY
                                                                  --------------


================================================================================

                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                             SEGUE SOFTWARE, INC.

                               SBW MERGER CORP.,

                         BLACK & WHITE SOFTWARE, INC.

                                      and

                     THE STOCKHOLDER AND BENEFICIAL OWNERS
                        OF BLACK & WHITE SOFTWARE, INC.



                         Dated as of December 31, 1998




================================================================================

                         AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS

                                                                                 Page
ARTICLE I -- THE MERGER.........................................................  2
     1.1     The Merger.........................................................  2
     1.1.1   The Merger.........................................................  2
     1.1.2   Effect of the Merger...............................................  2
     1.1.3   Consummation of the Merger.........................................  2
     1.1.4   Articles of Incorporation..........................................  2
     1.1.5   By-Laws............................................................  2
     1.1.6   Directors and Officers.............................................  2
     1.1.7   Merger Consideration...............................................  3
     1.1.8   Transfer Taxes.....................................................  5
     1.2     Exchange Procedures................................................  5
     1.3     Fractional Shares..................................................  5
     1.4     Escrow of Shares; Escrow Agreement.................................  6
     1.5     Closing............................................................  6

ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
     AND THE BENEFICIAL OWNERS..................................................  6
     2.1     Making of Representations and Warranties...........................  6
     2.2     Organization and Qualifications of Black & White...................  6
     2.3     Subsidiaries.......................................................  7
     2.4     Capital Stock; Beneficial Ownership................................  7
     2.5     Authority of Black & White.........................................  7
     2.6     Real and Personal Property.........................................  8
     2.7     Financial Statements............................................... 10
     2.8     Taxes.............................................................. 11
     2.9     Accounts Receivable; Accounts Payable.............................. 12
     2.10    Absence of Certain Changes......................................... 13
     2.11    Ordinary Course.................................................... 14
     2.12    Banking Relations.................................................. 14
     2.13    Intellectual Property.............................................. 14
     2.14    Contracts.......................................................... 18
     2.15    Litigation......................................................... 19
     2.16    Compliance with Laws............................................... 19
     2.17    Insurance.......................................................... 20
     2.18    Warranty or Other Claims........................................... 20
     2.19    Powers of Attorney................................................. 20
     2.20    Finder's Fee....................................................... 20


                                      (i)

     2.21    Corporate Records; Copies of Documents............................. 20
     2.22    Labor Matters...................................................... 20
     2.23    List of Certain Employees and Suppliers............................ 21
     2.24    Employee Benefit Programs.......................................... 21
     2.25    Hazardous Waste, Etc............................................... 22
     2.26    Year 2000 Compliance............................................... 22
     2.27    Disclosure......................................................... 23

ARTICLE III -- ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE
     STOCKHOLDER................................................................ 23
     3.1     Black & White Shares............................................... 23
     3.2     Authority.......................................................... 23
     3.3     Finder's Fee....................................................... 24
     3.4     Agreements......................................................... 24
     3.5     Investment Representation.......................................... 24

ARTICLE IV -- COVENANTS OF THE SELLERS.......................................... 25
     4.1     Making of Covenants and Agreements................................. 25
     4.2     Affiliate Agreements............................................... 25
     4.3     Non-competition and Non-solicitation............................... 26

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF BUYER............................ 26
     5.1     Making of Representations and Warranties........................... 26
     5.2     Organization....................................................... 26
     5.3     Authority.......................................................... 27
     5.4     Litigation......................................................... 27
     5.5     Finder's Fee....................................................... 27
     5.6     Buyer's Public Information......................................... 27
     5.7     Buyer Common Shares................................................ 28
     5.8     Tax-Free Reorganization............................................ 28

ARTICLE VI -- COVENANTS OF BUYER AND MERGER SUB................................. 29
     6.1     Affiliate Agreements............................................... 29
     6.2     Piggy-Back Registration Rights..................................... 29
     6.3     Tax-Free Reorganization............................................ 30
     6.4     Employee Benefits.................................................. 30

ARTICLE VII -- CONDITIONS....................................................... 31
     7.1     Conditions to the Obligations of Buyer and Merger Sub.............. 31

                                      (ii)

     7.2     Conditions to the Obligations of the Stockholder, the Beneficial
             Owners and Black & White........................................... 32

ARTICLE VIII --SURVIVAL; INDEMNIFICATION........................................ 33
     8.1     Survival of Representations, Warranties, Etc....................... 33
     8.2     Indemnification by the Stockholder................................. 34
     8.3     Limitations on Indemnification by the Stockholder and the
             Beneficial Owners.................................................. 34
     8.3.1   General Threshold.................................................. 34
     8.3.2   General Maximum Indemnification.................................... 34
     8.3.3   Time Limits for Claims............................................. 35
     8.3.4   Dollar-for-Dollar and Fraud Claims................................. 35
     8.4     Indemnification by Buyer........................................... 35
     8.5     Notice; Defense of Claims.......................................... 35
     8.6     Escrow Shares...................................................... 37
     8.7     Remedies........................................................... 37
     8.8     Recoveries......................................................... 37

ARTICLE IX -- MISCELLANEOUS..................................................... 37
     9.1     Fees and Expenses.................................................. 37
     9.2     Governing Law...................................................... 38
     9.3     Notices............................................................ 38
     9.4     Entire Agreement................................................... 39
     9.5     Assignability; Binding Effect...................................... 39
     9.6     Captions and Gender................................................ 39
     9.7     Execution in Counterparts.......................................... 39
     9.8     Amendments......................................................... 40
     9.9     Publicity and Disclosures.......................................... 40

                                     (iii)

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of December 31, 1998 by and among Segue Software, Inc., a Delaware corporation ("Buyer"), SBW Merger Corp., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), Black & White Software, Inc., a California corporation ("Black & White"), the trust that is the sole holder of the capital stock of Black & White as set forth on the signature page hereto (the "Stockholder") and Julia Miller and Charles White, the holders of the beneficial interest in the capital stock of Black & White and the sole trustees of the Stockholder, (the "Beneficial Owners" and, together with the Stockholder and Black & White, the "Sellers").


                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Stockholder owns of record all of the issued and outstanding capital stock of Black & White, consisting of 2,000,000 shares of Black & White capital stock, no par value per share (said shares in the aggregate being referred to herein as the "Black & White Shares");

     WHEREAS, the Beneficial Owners own beneficially all of the Black & White Shares;

     WHEREAS, Buyer and Black & White desire to effect a combination of their respective businesses through a merger of Merger Sub, a subsidiary of Buyer, with and into Black & White in accordance with applicable laws;

     WHEREAS, the Boards of Directors of Buyer and Black & White each have determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into Black & White upon the terms in and subject to the conditions of this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined in Section 1.1) shall qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, the parties hereto intend to treat the Merger as a "pooling of interests" transaction in accordance with the guidelines and prescriptions set forth in Accounting Principles Board Opinion No. 16 ("APB 16").

     NOW, THEREFORE, based upon the above premises and in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:

                             ARTICLE -- THE MERGER

      1.1  The Merger.
           ----------

          1.1.1  The Merger.  On the terms and subject to the conditions set
               ----------
forth in this Agreement, at the Effective Time (as defined in Section 1.1.3 hereof), in accordance with this Agreement, the Delaware General Corporation Law (the "Delaware Law") and the General Corporation Law of California (the "California Law"), Merger Sub shall merge with and into Black & White (the "Merger"), the separate existence of Merger Sub shall cease and Black & White shall continue, as a wholly-owned subsidiary of Buyer, as the surviving corporation under the corporate name Black & White Software, Inc. Black & White, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation," and Merger Sub and Black & White are sometimes referred to collectively herein as the "Constituent Corporations."

          1.1.2  Effect of the Merger.  At and after the Effective Time, the
                 --------------------
Merger shall have the effects set forth in Sections 259 and 261 of the Delaware Law and Section 1107 of the California Law.

          1.1.3  Consummation of the Merger.   On the Closing Date (as defined
                 --------------------------
below), the parties hereto shall cause a merger agreement as required under California Law (the "California Merger Agreement") to be filed with the Secretary of State of the State of California, in such form as required by, and executed in accordance with, Section 1103 of the California Law. On the Closing Date, the parties hereto shall also cause a certificate of merger as required under Delaware Law (the "Certificate of Merger") to be filed with the Secretary of State of Delaware, in such form as required by, and executed in accordance with, Section 252 of the Delaware Law. The Merger shall be effective as of the later of (a) the date of filing of the Certificate of Merger or (b) the date of filing of the California Merger Agreement (the "Effective Time").

          1.1.4  Articles of Incorporation.  From and after the Effective Time,
                 -------------------------
the Articles of Incorporation of Black & White, as in effect immediately prior to the Effective Time, shall be and become the Articles of Incorporation of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the California Law.

          1.1.5  By-Laws.  The By-Laws of Black & White, as in effect
                 -------
immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the California Law.

          1.1.6  Directors and Officers.  The directors and officers of Merger
                 ----------------------
Sub holding office immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws.

           1.1.7 Merger Consideration.
                 --------------------

          (a)  Merger Sub.  The manner of converting shares of Merger Sub in the
               ----------
Merger shall be as follows: as of the Effective Time, each share of Common Stock, $.01 par value, of Merger Sub which is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be converted into one
(1) share of Black & White capital stock, no par value, (such shares of Black & White capital stock collectively, the "Buyer Shares").

          (b)  Black & White.  The manner of converting or canceling shares and
               -------------
options of Black & White in the Merger shall be as follows:

                 (i)   Black & White capital stock.  At the Effective Time, each
                       ---------------------------
share of Black & White capital stock that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be converted into a number of shares of Buyer's Common Stock, par value $.01 per share ("Buyer Common Stock"), that is equal to the Stock Conversion Number (as defined below), subject to the provisions of Section 1.3 regarding the elimination of fractional shares, (the "Merger Consideration").

                 (ii)  Black & White Options.  At the Effective Time, each
                       ---------------------
option to purchase shares of Black & White capital stock (each, an "Option") that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time and without the need for any further action on the part of any holder thereof, be assumed by Buyer and converted into an option (a "Buyer Option") to purchase that number of shares of Buyer Common Stock determined by multiplying the number of shares of the Black & White capital stock that are subject to such Option immediately prior to the Effective Time by the Stock Conversion Number (as defined below), at an exercise price per share of Buyer Common Stock equal to the exercise price per share of the Black & White capital stock that was in effect for such Option immediately prior to the Effective Time divided by the Stock Conversion Number; provided, however, that
                                                       --------  -------
if the foregoing calculation would result in an assumed and converted Option being converted into a Buyer Option that, after aggregating all the shares of Buyer Common Stock issuable upon the exercise of such Buyer Option, would be exercisable for a fraction of a share of Buyer Common Stock, then the number of shares of Buyer Common Stock subject to such Buyer Option will be rounded down to the nearest whole number of shares of Buyer Common Stock. None of the Options that are unvested as of the Effective Time shall become vested as a result of the execution and delivery of this Agreement or the consummation of the Merger. The terms, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code (if applicable) or as a nonqualified stock option, and all other terms and conditions of each Option (including without limitation the provisions of the Black & White Incentive Stock Option Plan that forms part of the terms and conditions of such Option) that is converted into a Buyer Option in the Merger will (except as otherwise provided in the terms of such Options), to the extent permitted by law, be unchanged and continue in effect after the Effective Time of the Merger. The pre-Merger employment or other service of the holder of each Option shall be credited to such holder for purposes of applying any vesting schedule based on the duration of such holder's employment or other service contained in the Buyer Option issued to such holder upon the conversion of such Option in the Merger in order to determine the number of shares of Buyer Common Stock that are exercisable under such Buyer Option at any point in time. This Section 1.1.7(b)(ii) is intended to meet the requirements of Section 424(a) of the Code and shall be interpreted consistent with such intent.

                 (iii) Registration.  Prior to the Effective Time, Buyer
                       ------------
shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with Section 1.1.7(b)(ii). As soon as practicable after the Effective Time, but in no event later than 14 days after the Effective Time, Buyer will cause the shares of Buyer Common Stock that are subject to issuance upon exercise of the Buyer Options and that are issued upon the conversion of Options under Section 1.1.7(b)(ii) to be registered on a registration statement (or to be issued pursuant to a then-effective registration statement) on Form S-8 (or successor form) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "1933 Act"), and will use its reasonable efforts to maintain the effectiveness of such Form S-8 registration statement or registration statements for so long as such Buyer Options remain outstanding and Buyer Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Notwithstanding the foregoing, Buyer shall not be obligated to register or maintain the registration under the 1933 Act of the issuance of any shares of Buyer Common Stock that are subject to a Buyer Option held by a person who is ineligible to have such person's securities registered on Form S-8 (or successor form).

                 (iv)  Definitions.  For purposes of this Section 1.1.7 the
                       -----------
following definitions apply:

          (A) "Stock Conversion Number" means the quotient obtained by dividing (a) the number of shares of Buyer Common Stock constituting the Buyer Merger Shares by (b) the number of Fully Diluted Black & White Shares.

          (B) "Buyer Merger Shares" means 266,680 shares of Buyer Common Stock, as presently constituted.

          (C) "Fully Diluted Black & White Shares" means that number of shares of Black & White capital stock that is equal to the sum of: (a) the total number of shares of Black & White capital stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the total number of shares of Black & White capital stock that are subject to or potentially issuable (without regard to vesting) under all Options that are issued and outstanding immediately prior to the Effective Time.

          1.1.8  Transfer Taxes.  The Stockholder and the Beneficial Owners
                 --------------
agree that applicable transfer taxes, if any, incurred in connection with the transactions contemplated in this Agreement shall be borne by the Stockholder and the Beneficial Owners.

      1.2    Exchange Procedures.
             -------------------

                 (a) At or prior to the Effective Time, the Stockholder shall surrender to Buyer one or more certificates ("Black & White Certificates") representing all of the Black & White Shares owned by the Stockholder (or an affidavit of loss acceptable in form and substance to Buyer) for cancellation.

                 (b) At the Effective Time or as soon as practicable after the Effective Time, Buyer shall deliver to the Stockholder, after compliance by the Stockholder with the provisions of Section 1.2(a), certificates representing the number of shares of Buyer Common Stock ("Buyer Certificates") that the Stockholder is entitled to receive pursuant to Section 1.1.7 hereof; provided,
                                                                     --------
however, that the Buyer Certificates representing the Buyer Common Stock
-------
described in Section 8.6 hereof as Escrow Shares shall be held in escrow in accordance with Section 1.4 of this Agreement. The Buyer Certificates that the Stockholder shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name Black & White Certificates surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to Buyer any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Black & White Certificate(s) so surrendered, or shall establish to the satisfaction of Buyer that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither Buyer nor any other party hereto shall be liable to a holder of Black & White Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                 (c) After the Effective Time, there shall be no transfers of any Black & White Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Black & White Certificates are presented to the Buyer, they shall be canceled and exchanged in accordance with this Section 1.2 hereof, subject to Section 1.4 with respect to Escrow Shares.

      1.3   Fractional Shares.  No fractional Buyer Common Stock will be issued
            -----------------
in connection with the Merger, but in lieu thereof, the holder of any Black & White Shares who would otherwise be entitled to receive a fraction of a Buyer Common Stock will receive from Buyer promptly after the Effective Time, an amount of cash equal to such fraction multiplied by the per share market value of a Buyer Common Stock which for purposes of this Agreement shall be $18.375.

      1.4   Escrow of Shares; Escrow Agreement.  At the Effective Time  (as that
            ----------------------------------
term is defined in Section 1.1.3) of the Merger, Buyer will withhold from the shares of Buyer Common Stock to be issued to the Stockholder in the Merger on conversion of its Black & White Shares pursuant to Section 1.1.7(b)(i) above a number of such shares of Buyer Common Stock that is equal to ten percent (10%) of the total number of shares of Buyer Common Stock issued to the Stockholder on account of Black & White Shares, pursuant to Section 1.1.7(b)(i), rounded up to the nearest whole number of shares to be issued to the Stockholder (such withheld shares of Buyer Common Stock being hereinafter referred to as the "Escrow Shares") and will deliver certificates representing such Escrow Shares to State Street Bank and Trust Company, as escrow agent (the "Escrow Agent"), together with related stock transfer powers, to be held by the Escrow Agent as security for the Stockholder's and the Beneficial Owners' indemnification obligations for Buyer Indemnifiable Losses under Section 8.2 and pursuant to the provisions of an escrow agreement in the form of Exhibit 1.4 (the "Escrow
                                                 -----------
Agreement") to be entered into at the Closing by Buyer, the Escrow Agent, the Stockholder and the Beneficial Owners. The Escrow Shares will be represented by a certificate or certificates issued in the name of the Stockholder and will be held by the Escrow Agent during that time period commencing on the Effective Time and ending on the first (1st) anniversary of the Effective Time or on such later date as may be provided in the Escrow Agreement in order to permit the resolution of any claim made prior to the first (1st) anniversary of the Closing Date (the "Escrow Period").

      1.5   Closing.  The transactions contemplated by this Agreement shall be
            -------
consummated at the closing (the "Closing") which will take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts on December 31, 1998, or at such other place or earlier or later date or time as may be fixed by mutual agreement of Buyer and the Sellers (the "Closing Date").


    ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND THE
                               BENEFICIAL OWNERS

      2.1   Making of Representations and Warranties.  As a material inducement
            ----------------------------------------
to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, and except as otherwise set forth in the Disclosure
Letter attached hereto as Exhibit 2.1 or in any schedule attached thereto or a
                          -----------
part thereof, the Stockholder and each of the Beneficial Owners jointly and severally hereby make to Buyer the representations and warranties contained in this Article II.

      2.2   Organization and Qualifications of Black & White.  Black & White
            ------------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of California with all requisite corporate power and authority to own or lease its properties and to conduct its business as now being conducted. Black & White has delivered to Buyer true and correct copies of its Articles of Incorporation, as amended to date, and By-Laws, as amended to date, and no amendments thereto are pending. Black & White is not in violation of any provision of its Articles of Incorporation or By-Laws. Black & White is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Black & White (hereinafter referred to as a "Material Adverse Effect").
                                             -----------------------

      2.3   Subsidiaries.  Black & White has no subsidiaries and does not own
            ------------
any securities issued by any other business organization or governmental authority. Black & White does not own and does not have any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind.

      2.4   Capital Stock; Beneficial Ownership.  The authorized capital stock
            -----------------------------------
of Black & White consists of 2,500,000 shares of capital stock, no par value per share, of which 2,000,000 shares are duly and validly issued, outstanding, fully paid and non-assessable. Except as set forth on Schedule 2.4 hereto, there are
                                                ------------
no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Black & White. None of the capital stock of Black & White has been issued in violation of any federal or state law. There are no voting agreements, trusts, proxies or other agreements, instruments or undertakings with respect to the voting of the capital stock of Black & White to which Black & White, the Stockholder or any Beneficial Owner is a party. The Stockholder owns of record and the Beneficial Owners own beneficially all of the outstanding shares of capital stock of Black & White, which consists solely of the Black & White Shares set forth on
Schedule 2.4 hereto.
-------- ---

      2.5   Authority of Black & White.  Black & White has all requisite right,
            --------------------------
authority and power to enter into this Agreement and each agreement, document and instrument required under this Agreement to be executed and delivered by Black & White (the "Related Agreements") and to carry out the transactions contemplated hereby. The execution, delivery and performance by Black & White of this Agreement and each such Related Agreement have been duly authorized by all necessary corporate action of Black & White and its stockholders and no other corporate action on the part of Black & White or its stockholders or otherwise is required in connection therewith. This Agreement and each such Related Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Black & White enforceable in accordance with their terms except as to the effect of (a) applicable bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies; and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Certificate of Merger will not be effective until filed with the Delaware Secretary of State and the California Merger Agreement will not be effective until filed with the California Secretary of State. The execution, delivery and performance by Black & White of this Agreement and each such Related Agreement:

                 (i) do not and, in consummation of the transactions contemplated hereby, will not violate any provision of the Articles of Incorporation or By-Laws of Black & White;

                 (ii) do not and, in consummation of the transactions contemplated hereby, will not, except as set forth on Schedule 2.5, violate any
                                                      ------------
laws of the United States, or any state or other jurisdiction (domestic or foreign) applicable to Black & White or require Black & White to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State,
(b) the filing of the California Merger Agreement with the California Secretary of State, (c) such filings as may be required to comply with federal and state securities laws, and (d) the approval of the Stockholder of the transactions contemplated hereby (as provided under applicable law and by Black & White's Articles of Incorporation and By-Laws); and

                 (iii) do not and, in consummation of the transactions contemplated hereby, will not, except as set forth on Schedule 2.5, result in a
                                                      ------------
breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Black & White is a party or by which the property of Black & White is bound, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or property of Black & White or on the Black & White Shares.

      2.6   Real and Personal Property.
            --------------------------

               (a)   Owned Real Property.  Black & White does not own any real
                     -------------------
property.

               (b)   Leased Real Property.  All of the real property leased by
                     --------------------
Black & White, as tenant or lessee, is identified on Schedule 2.6(b) hereto
                                                     ---------------
(collectively referred to herein as the "Leased Real Property"). The Stockholder and the Beneficial Owners hereby make the following representations and warranties, except as set forth on Schedule 2.6(b), with respect to the
                                       ---------------
Leased Real Property:

                 (i) Black & White holds a valid and enforceable leasehold interest in the Leased Real Property, which leasehold interest is not subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present or proposed use of the property subject thereto or affected thereby;

                 (ii) There are no material defects in the physical condition of any material improvements constituting a part of the Leased Real Property, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and all of such material improvements are in good operating condition and repair, have been well maintained and are free from material infestation by rodents or insects;

                 (iii) The copies of the leases, and amendments thereto, (the "Leases") for the Leased Real Property delivered by Black & White to Buyer are complete, accurate, true and correct;

                 (iv) The Leases are in full force and effect and have not been modified, amended, or altered, in writing or otherwise;

                 (v) All material obligations of the landlord or lessor under the Leases which have accrued have been performed, and to the best of the knowledge of the Stockholder and the Beneficial Owners, no landlord or lessor is in material default under the Leases;

                 (vi) All material obligations of Black & White under the Leases which have accrued have been performed, and Black & White is not in default under the Leases, and, to the knowledge of the Stockholder and the Beneficial Owners, no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by Black & White; and

                 (vii) Black & White has obtained or will obtain, effective at the Closing, the consent of each landlord or lessor under the Leases whose consent is required in connection with the Merger.

          (c)   Personal Property.  A list of Black & White's material fixtures,
                -----------------
machinery, equipment and other tangible personal property is contained in

Schedule 2.6(c) hereto.  Black & White has good and marketable title to all of
---------------
its personal property and none of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge except as set forth on Schedule 2.6(c) and except
                                                   ---------------
for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present or proposed use of the property subject thereto or affected thereby. All leasehold improvements, furnishings, machinery, equipment and other tangible personal property of Black & White are in good repair, have been well maintained and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment and other tangible personal property is in good working order.

      2.7   Financial Statements.
            --------------------

              (a) Sellers have delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 2.7:
                                                   ------------

                 (i) Balance sheet of Black & White as of December 31, 1997 and the related statements of operations and stockholder's equity for the year then ended, with appropriate footnotes, which were compiled by the independent public accountants of Black & White.

                 (ii) An unaudited balance sheet of Black & White as of November 30, 1998 (the "Base Balance Sheet") and the related statements of operations and stockholder's equity for the 11-month period then ended, certified by an officer of Black & White.

Except as set forth on Schedule 2.7 hereto, said financial statements have been
                       ------------
prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently during the periods covered thereby (except that such financial statements do not contain all of the notes that may be required by
GAAP), are correct in all material respects and present fairly in all material respects the financial condition of Black & White at the dates of said statements and the results of its operations for the periods covered thereby, subject, in the case of any interim financials, to normal year-end adjustments, provided that such adjustments are not material and are consistent with Black & White's past practice. Black & White adheres to the accounting and revenue recognition practices prescribed by SOP 97-2 on an annual basis. Deferred maintenance revenue is monitored periodically throughout the year, with adjustments to the deferral amount typically being made in the last fiscal quarter of the year. Software product revenue is generally recognized on product shipment and, collection is probable, and no significant vendor obligations remain, and consulting revenue is recognized over the period the
service is rendered.   Black & White recognized all revenue reflected in the
financial statements referred to in this Section 2.7 relating to its software products with respect to Black & White's fourth fiscal quarter of 1998 in compliance with SOP 97-2.

                 (b)   Except as reflected on the Base Balance Sheet or
Schedule 2.7 hereto, as of the date of the Base Balance Sheet, Black & White had
------------
no liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of Black & White or the conduct of its business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date).

                 (c)   Except as reflected on the Base Balance Sheet or
Schedule 2.7 hereto or incurred in the ordinary course of business since the
------------
date of the Base Balance Sheet, as of the date hereof and as of the Closing, Black & White does not and will not have liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations or others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of Black & White or the conduct of its business prior to the date hereof or the Closing, regardless of whether claims in respect thereof had been asserted as of such date).

      2.8   Taxes.
            -----

                 (a) Black & White has paid or caused to be paid, or will cause to be paid as of the Closing Date, all federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by Black & White through the date hereof whether disputed or not.

                 (b) Black & White has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period, except where the failure to file such returns or complete such returns in accordance with applicable law would not have a Material Adverse Effect. Black & White is not required to file a foreign tax return, or to pay any foreign taxes, in connection with the business conducted by Black & White.

                 (c) Neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the knowledge of the Stockholder and the Beneficial Owners, threatening to assert against Black & White any deficiency or claim for additional Taxes. To the knowledge of the Stockholder and the Beneficial Owners, no claim has ever been made by an authority in a jurisdiction where Black & White does not file reports and returns that Black & White is or may be subject to taxation by that jurisdiction. Black & White has not been notified of any security interests on any of the assets of Black & White that arose in connection with any failure (or alleged failure) to pay any Taxes.

                 (d)   Except as set forth on Schedule 2.8 hereto, there has
                                              ------------
not been any audit of any tax return filed by Black & White for any tax period, no audit of any tax return of Black & White is in progress, and Black & White has not been notified by any tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a tax return was or is to be filed by Black & White is in force, and no waiver or agreement by Black & White is in force for the extension of time for the assessment or payment of any Taxes.

                 (e) Black & White has not been (and has no liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Black & White has never filed, nor has it been required to file, a consolidated, combined or unitary tax return with any other entity. Black & White does not own, nor has it ever owned, a direct or indirect interest in any trust, partnership, limited liability company, corporation or other entity, nor is any such interest necessary to conduct the business of Black & White.

                 (f) Neither the Stockholder nor any Beneficial Owner is a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

                 (g) Black & White is not a party to any contract, agreement, plan or arrangement that, individually or collectively, could give rise to any payment that would not be deductible by reason of Section 162 or 280G of the Code.

                 (h) Black & White has, at all times since its incorporation, qualified and presently qualifies as an entity properly taxable as an S corporation (as defined in Section 1361 of the Code) under the Code. Black & White has, at all times since its incorporation, qualified as an S corporation in all states in which it is subject to taxation. Black & White has furnished to Buyer a copy of its federal S election and all correspondence with the Internal Revenue Service relating thereto.

                 (i) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections.

      2.9   Accounts Receivable; Accounts Payable.  Except as set forth on
            -------------------------------------
Schedule 2.9, all of the accounts receivable of Black & White are subject to no
------------
setoff or counterclaim, except as against payables set forth on the Base Balance Sheet, and are collectable in the normal course of business, after deducting the allowance for doubtful accounts stated in the Base Balance Sheet in accordance with generally accepted accounting principles. Since the date of the Base Balance Sheet, Black & White has collected its accounts receivable in the ordinary course and in a manner which is consistent with past practices and has not accelerated any such collections. Except as set forth in Schedule 2.9
                                                              ------------
hereto, Black & White does not have any accounts receivable from any person, firm or corporation which is affiliated with it or any of its directors, officers, employees or stockholders. Except as set forth in Schedule 2.9
                                                             ------------
hereto, all accounts payable and notes payable of Black & White arose in bona fide arms' length transactions in the ordinary course of business, and except as set forth in Schedule 2.9 hereto or on the Base Balance Sheet, no such account
             ------------
payable or note payable is delinquent by more than sixty (60) days in its payment. Since the date of the Base Balance Sheet, Black & White has paid its accounts payable in the ordinary course and in a manner which is consistent with its past practices. Except as set forth in Schedule 2.9 hereto, as of the date
                                            ------------
hereof, Black & White has no account payable to any person, firm or corporation which is affiliated with it or any of its directors, officers, employees or stockholders.

      2.1   Absence of Certain Changes.  Except as set forth in Schedule 2.10
            --------------------------                          -------------
hereto, since the date of the Base Balance Sheet, there has not been:

                 (i) any change in the financial condition, properties, assets, liabilities, business, operations or prospects of Black & White which change by itself or in conjunction with all other such changes, has been materially adverse with respect to Black & White;

                 (ii) any contingent liability incurred by Black & White as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, Black & White;

                 (iii) any mortgage, encumbrance or lien placed on any of the assets or properties of Black & White which remain in existence on the date hereof or will remain on the Closing Date, except for liens for taxes not yet due and payable and liens and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby;

                 (iv) any material obligation or liability of any nature incurred by Black & White whether accrued, absolute, contingent or otherwise, asserted or unasserted (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by Black & White or the conduct of Black & White's business since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), other than obligations and liabilities incurred in the ordinary course of business;

                 (v) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Black & White other than in the ordinary course of business;

                 (vi) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Black & White;

                 (vii) any declaration, setting aside or payment of any dividend by Black & White, or the making of any other distribution in respect of the capital stock of Black & White, or any direct or indirect redemption, purchase or other acquisition by Black & White of its own capital stock;

                 (viii) any other transaction entered into by Black & White other than transactions in the ordinary course of business; or

                 (ix) any agreement or understanding whether in writing or otherwise, for Black & White to take any of the actions specified in paragraphs (i) through (viii) above.

      2.11  Ordinary Course.  Except as set forth in Schedule 2.11 hereto, since
            ---------------                          -------------
the date of the Base Balance Sheet, Black & White has conducted its business and operations only in the ordinary course and consistently with its prior practices.

      2.12  Banking Relations.  All of the arrangements which Black & White has
            -----------------
with any banking institution are listed and accurately described in Schedule
                                                                    --------
2.12 hereto, indicating with respect to each of such arrangements the type of
----
arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

      2.13  Intellectual Property.
            ---------------------

                 (a)   Ownership of Intellectual Property Assets.  Black &
                       -----------------------------------------
White is the exclusive owner of, and has good, valid and marketable title to all the Intellectual Property Assets described on Schedule 2.13(a) hereto (the
                                                  ----------------
"Owned IP Assets"), free and clear of all mortgages, pledges, charges, liens, equities, security interests, or other encumbrances, and has the right to use without payment to a third party all of the Owned IP Assets. No claim is pending or, to the Stockholder's and the Beneficial Owners' knowledge, threatened against Black & White and/or its officers, employees, and consultants to the effect that Black & White's right, title and interest in and to the Intellectual Property Assets is invalid or unenforceable by Black & White. Except as set forth in the Schedule 2.13(a), all former and current consultants and
             ----------------
contractors of Black &  Schedule 2.13(a), all former and current consultants
                        ----------------
and contractors of Black & White have executed written instruments with Black & White that assign to Black & White all rights to any inventions, improvements, discoveries, or information developed by such consultants and contractors for Black & White. All employees of Black & White who participated in the creation or contributed to the development of the Owned IP Assets were employees of Black & White at the time of rendering such services and such services were within the scope of their employment. To the Stockholder's and the Beneficial Owners' knowledge, no employee of Black & White has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Black & White.

                 (b)   Patents.  Black & White has no issued or pending
                       -------
Patents (as defined below). To the Stockholder's and Beneficial Owners' knowledge, there is no potentially interfering patent or patent application of any third party.

                 (c)   Trademarks.  Schedule 2.13(c) hereto sets forth a summary
                       ----------   ----------------
description of all material Marks (as defined below) used in Black & White's business. The Mark "Black & White Software" has been registered with the United States Patent and Trademark Office; such Mark has not been registered in any other jurisdiction. With respect to the registered Mark, Black & White is currently in compliance with formal legal requirements under U.S. federal law and regulations (including without limitation the timely post-registration filing of affidavits of use and incontestability and renewal applications). The registered Mark is valid and enforceable, and is not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Effective Date. No Mark has been or is now involved in any opposition, invalidation or cancellation proceeding and, to the Stockholder's and the Beneficial Owners' knowledge, no such action is threatened with respect to any of the Marks. All products and materials containing a Mark bear the proper notice where permitted by law, and where failure to include such notice would materially adversely affect the validity of the Mark or the registration.

                 (d)   Copyrights.  Schedule 2.13(d) sets forth a complete and
                       ----------   ----------------
accurate list and summary description of all Copyrights (as defined below) relating to the Products and the courseware relating to the Products. None of the Copyrights have been registered with the United States Copyright Office. None of the source or object code, algorithms, or structure included in the Products (as defined below) is copied from, based upon, or derived from any other source or object code, algorithm or structure in violation of the rights of any third party. Any substantial similarity of the Products to any computer program owned by any third party did not result from the Products being copied from, based upon, or derived from any such computer software program in violation of the rights of any third party. All copies of works encompassed by the Copyrights have been marked with the proper copyright notice.

                 (e)   Trade Secrets.  Except as set forth on Schedule 2.13(e)
                       -------------
hereto, Black & White has taken reasonable security measures (including, without limitation, entering into appropriate confidentiality and nondisclosure agreements with all consultants of Black & White and any other persons with access to the Trade Secrets (as defined below)) to protect the secrecy, confidentiality and value of all Trade Secrets used in Black & White's business. To the knowledge of the Stockholder and the Beneficial Owners, there has not been any breach by any party to any such confidentiality or non-disclosure agreement. Except as set forth on Schedule 2.13(e), the Trade Secrets used in
                                   ----------------
Black & White's business have not been disclosed by Black & White to any person or entity other than employees or contractors of Black & White who had a need to know and use the Trade Secrets in the course of their employment or contract performance for Black & White. Except as set forth on Schedule 2.13(e), (i)
                                                       ----------------
Black & White has not directly or indirectly granted any rights or interests in the source code of the Products to any third party, and (ii) since Black & White developed or acquired the source code of the Products, Black & White has not provided, licensed or disclosed the source code of the Products to any person or entity other than to its employees and contractors (who were subject to written confidentiality agreements) on a "need-to-know" basis. Black & White has the right to use, free and clear of valid trade secret claims of third parties, all Trade Secrets used in its business. To the knowledge of the Stockholder and the Beneficial Owners, there is not any assertion that the use by Black & White of any Trade Secret violates the rights of any third party.

                 (f) Exclusivity of Rights.  Except as specifically described
                     ---------------------
in the contracts listed on Schedule 2.13(g) hereto, Black & White has the right
                           ----------------
to use,license,
distribute, transfer and bring infringement actions with respect to the Intellectual Property Assets. Except as set forth in the contracts described on
Schedule 2.13(g), Black & White is not obligated to and does no to pay royalties
----------------
or other fees to anyone for its ownership, use, license or transfer of any of its Intellectual Property Assets.

          (g)   Licenses Received.  All licenses or other agreements under which
                -----------------
Black & White is granted rights by others in Intellectual Property Assets are listed in Schedule 2.13(g), except for commercial shrinkwrap and similar
          ----------------
generally available commercial end user licenses, which are not listed. All such licenses or other agreements are in full force and effect, to the knowledge of the Stockholder and the Beneficial Owners, there is no material default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer, and neither the Stockholder nor the Beneficial Owners have any reason to believe that the licensors under the licenses and other agreements under which Black & White is granted rights and has granted rights to others do not have and did not have all requisite power and authority to grant the rights purported to be conferred thereby.

          (h)   Licenses Granted.  All licenses or other agreements under which
                ----------------
Black & White has granted rights to others in Intellectual Property Assets are in full force and effect, and to the knowledge of the Stockholder and the Beneficial Owners, there is no material default by any party thereto. A copy of Black & White's standard end user license agreement has been provided to Buyer.

Schedule 2.13(h) hereto contains a list of end user license agreements which
----------------
contain provisions that differ from such standard end user license agreement in any material respect, and true and complete copies of all such license agreements have been provided to Buyer.

          (i)   Affirmative Obligations.  Maintenance of the Products is
                -----------------------
generally provided by Black & White pursuant to quotations and purchase orders. The maintenance obligations consist of unlimited hotline support and software updates and upgrades for the period covered by maintenance.

          (j)   Sufficiency.  The Intellectual Property Assets used in Black &
                -----------
White's business constitute all of the assets of Black & White used in designing, creating and developing the Products, and are all those necessary for the operation of Black & White's business as currently conducted.

          (k)   Infringement.  None of the Products manufactured and sold, nor
                ------------
any process or know-how used, by Black & White infringes or is alleged to infringe any patent, trademark, service mark, trade name, copyright or other proprietary right or is a derivative work based on the work of any third party.

          (l)   Litigation.  There are no (i) actions, suits, claims,
                ----------
investigations or other proceedings involving the Products, the Intellectual Property Assets used in Black & White's business, or the Rights of Black & White by or before any governmental authority or arbitrator pending or, to the knowledge of the Stockholders, threatened against Black & White, or (ii) judgments, decrees, injunctions, or orders involving the Products, the Intellectual Property or the Rights of any governmental authority or arbitrator against Black & White. Black & White is not in default under any such judgment, decree, injunction or order.

          (m)   Software Performance.  To the knowledge of the Stockholders, the
                --------------------
Products perform substantially in accordance with their published specifications and documentation and as Black & White has warranted to its customers.

          (n)   Year 2000.
                ---------

                     (i) Each of the Products is Year 2000 Compliant, is designed to be used prior to, during and after January 1, 2000; and will record, store, process, manage, and present calendar dates falling on or after January 1, 2000 in the same manner, and with the same functionality, accuracy, data integrity and performance as such software records, stores, processes, manages and presents calendar dates (and data or functions involving or based on calendar dates) falling on or before December 31, 1999;

                     (ii) Provided that the operating system used with the Products is Year 2000 Compliant, all date recognition and processing by each of the Products that handles calendar dates uses the Four Digit Year Format (as defined below) and will correctly recognize and process the date of February 29, and any related data, during Leap Years (as defined below); and that all date sorting by each of the Products that includes a "year category" shall be done based on the Four Digit Year Format; and

               (o)  For purposes of this Agreement:

                     (i) "Four Digit Year Format" means a format that allows entry or processing of a four digit date where the first two digits will designate the century and the second two digits will designate the year within the century.

                    (ii)  "Intellectual Property Assets" means:

                              "Products" means those computer programs and
related documentation sold, marketed, licensed and distributed by Black & White. A complete list of the Products is provided on Schedule 2.13(o) attached hereto;
                                               ----------------

                              all patents, patent applications, patent rights,
and inventions and discoveries and invention disclosures (whether or not patented) (collectively, "Patents");

                              the name "Black & White Software", all trade
names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and applications used by Black & White in its business (collectively, "Marks");

                              all copyrights in both published and unpublished
works, including without limitation all compilations, databases and computer programs, and all copyright registrations and applications (if any), and all derivatives, translations, adaptations and combinations of the above used by Black & White in its business (collectively, "Copyrights");

                              all know-how, trade secrets, confidential or
proprietary information, customer lists, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, prototypes, techniques, Beta testing procedures and Beta testing results, that are not generally known, known to competitors or readily ascertainable (collectively, "Trade Secrets"); and

                              all goodwill, franchises, licenses, permits,
consents, approvals, technical information, telephone numbers, and claims of infringement against third parties (the "Rights").

                 (iii) "Leap Year" means the year during which an extra day is added in February (February 29th). The year 2000 is a Leap Year.

      2.14  Contracts.  Except for contracts, commitments, plans, agreements and
            ---------
licenses (true and complete copies of which have been delivered to Buyer) described in Schedule 2.14 hereto, Black & White is not a party to or bound by:
             -------------

                 (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                 (ii) any employment contract or contract for personal services;

                 (iii) any contract or agreement relating to capital expenditures of Black & White in excess of $25,000 per annum;

                 (iv) any other contract or agreement creating any obligations of Black & White of $25,000 or more per annum with respect to any such contract or agreement not specifically disclosed elsewhere in this Agreement;

                 (v) any contract or agreement specifically providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                 (vi) any contract or agreement creating obligations of Black & White in excess of $10,000 per annum which by its terms does not terminate or is not terminable without penalty by Black & White or any successor or assignee on or at any time after the Closing Date;

                 (vi) any contract containing covenants limiting the freedom of such entity to compete in any line of business or with any person or entity;

                 (vii) any license agreement (as licensor or licensee) related to Intellectual Property Assets, other than "shrink-wrap" and similar generally available commercial end-user licenses;

                 (ix) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

                 (x) any contract or agreement with any officer, employee, director or stockholder of Black & White or with any persons or organizations controlled by or affiliated with any of them.

Black & White is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule, and neither the Stockholder nor any Beneficial Owner has any knowledge of conditions or facts which with notice or passage of time, or both, would reasonably constitute a default, except where any such default would not have a Material Adverse Effect.

      2.15     Litigation.   Except as set forth in Schedule 2.15 hereto, there
               ----------                           -------------
is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Stockholder and the Beneficial Owners, threatened against Black & White or the properties or assets of Black & White, or, as to matters related to Black & White, against any officer, director or stockholder or key employee of Black & White, nor, to the knowledge of the Stockholder and the Beneficial Owners, has there occurred any event nor does there exist any condition on the basis of which any such claim may be reasonably asserted; except in each case for litigation, proceedings, investigations or claims which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Schedule 2.15 includes a description of all
                                    -------------
material litigation, material written claims, material proceedings or material investigations involving Black & White or any of its officers, directors, stockholders or key employees in connection with the business of Black & White occurring, arising or existing during the past five (5) years.

      2.16     Compliance with Laws.  Black & White is in compliance in all
               --------------------
material respects with all applicable statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to Black & White or to the conduct of its business, and Black & White has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

      2.17     Insurance.  The only insurance policies maintained by Black &
               ---------
White are disclosed on Schedule 2.17 hereto, and such insurance policies are in
                       -------------
full force and effect, all premiums with respect thereto are currently paid, and Black & White is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by Black & White by similarly sized and situated businesses and is sufficient for compliance by Black & White with all requirements of law and all agreements and leases to which Black & White is a party.

      2.18     Warranty or Other Claims. Except for Black & White's obligations
               ------------------------
under maintenance contracts, Black & White has no liability in respect of product liability, warranty or other similar claims, and, to the knowledge of the Stockholder and the Beneficial Owners, no facts exist upon which a material claim of such nature could be based against Black & White for products or services which are defective or fail to meet any product or service warranties.

      2.19     Powers of Attorney.  Black & White has not granted powers of
               ------------------
attorney which are presently outstanding.

      2.20     Finder's Fee.  Black & White has not incurred or become liable
               ------------
for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement except as set forth in
Schedule 2.20 hereto.
-------- ----

      2.21     Corporate Records; Copies of Documents.  The corporate record
               --------------------------------------
books of Black & White accurately record in all material respects all corporate action taken by its stockholders and board of directors and committees thereof. The copies of the corporate records of Black & White, as delivered to Buyer pursuant to this Agreement, are true and complete copies of the originals of such documents. Black & White has made available for inspection and copying by Buyer and its counsel complete and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

      2.22     Labor Matters.  Black & White employs 28 full-time employees and
               -------------
no part-time employees and has no contracts with any independent contractors. Except as set forth in Schedule 2.22, Black & White is not delinquent in
                       -------------
payments to any of its employees or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees or independent contractors. Except as set forth in Schedule 2.22
                                                              -------------
hereto, upon termination of the employment of any of such employees or independent contractors, no severance or other payments will become due. Except as set forth in Schedule 2.22, Black & White has no policy, practice, plan or
                -------------
program of paying severance pay or any form of severance compensation in connection with the termination of employment or services. Black & White is and for the past five (5) years has been in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, other than as would not have a Material Adverse Effect. There are no charges of employment discrimination, sexual harassment or unfair labor practices against Black & White or any of its employees except as set forth in Schedule 2.22, nor are there any strikes,
                                 -------------
slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or, to the knowledge of the Stockholder and the Beneficial Owners, threatened against or involving Black & White. There are no union organizing activities pending or, to the knowledge of the Stockholder and the Beneficial Owners, threatened with respect to Black & White. To the knowledge of the Stockholder and the Beneficial Owners, there are no grievances, complaints or charges that have been filed under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that would be reasonably likely to have a Material Adverse Effect. No arbitration or similar proceeding initiated by or against Black & White or any of its employees or independent contractors is pending and no claim therefor has been asserted. To the knowledge of the Stockholder and the Beneficial Owners, no collective bargaining agreement is in effect or is currently being or is about to be negotiated by Black & White. To the Stockholder's and the Beneficial Owners' knowledge, Black & White is, and at all times Black & White has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986. There are no changes pending or, to the knowledge of the Stockholder and the Beneficial Owners, threatened with respect to, the resignation of senior management or any key employee or independent contractor of Black & White, nor has Black & White received any notice concerning any prospective adverse change with respect to the employment or engagement by Black & White of such senior management, key employees or independent contractors.

      2.23     List of Certain Employees and Suppliers.  Schedule 2.23 hereto
               ---------------------------------------   -------------
contains a list of all managers, employees, consultants, independent contractors, brokers and sales persons of Black & White who, individually, will receive compensation for the fiscal year ended December 31, 1998 in excess of $40,000, including the current job title and aggregate annual compensation of each such individual. Schedule 2.23 sets forth a list of all suppliers and
                       -------------
vendors of Black & White to whom during the fiscal year ending December 31, 1998 Black & White will have made payments aggregating $25,000 or more, showing, with respect to each, the name, address and dollar volume involved. No supplier or vendor has canceled or otherwise terminated or reduced its business with Black & White or materially and adversely modified its relationship with Black & White, except where such cancellation or termination would not have a Material Adverse Effect, nor, to the knowledge of the Stockholder and the Beneficial Owners, does any such supplier or vendor have any plan or intention to do so.

      2.24     Employee Benefit Programs.
               -------------------------

          (a) Schedule 2.24 hereto sets forth a list of every Employee Program
              -------------
(as hereinafter defined) that has been maintained by Black & White or to which Black & White has contributed at any time during the period beginning on the date of incorporation and ending on the date hereof and (i) is subject to the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder or otherwise, (ii) involves the issuance of options or other securities, or (iii) is otherwise material.

          (b) To the knowledge of the Stockholder and the Beneficial Owners, the terms and operation of each Employee Program comply in all material respects with all applicable laws and regulations relating to such Employee Program. There are no unfunded obligations of Black & White under any retirement, pension, profit-sharing, deferred compensation plan or similar program. If required, each Employee Program which has been maintained by Black & White and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such Section (or an application for such a determination or approval letter is not yet due to be filed with the IRS with respect to any "disqualifying provision" within the meaning of Treasury Regulation, Section 1.401(b)-1 or has been timely filed and is pending with the
IRS) and has, in fact, been qualified under the applicable Section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section. Black & White is not required to make any payments or contributions to any Employee Program pursuant to any collective bargaining agreement or any applicable labor relations law, and, except with respect to outstanding Options and the Black & White 401(k) Plan, all Employee Programs are terminable at the discretion of Black & White without liability to Black & White upon or following such termination. Black & White has never maintained or contributed to any Employee Program providing or promising any health or other nonpension benefits to terminated employees.

          (c) As used herein, "Employee Program" shall mean any employee benefit or welfare plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement or any similar plan or agreement.

      2.25     Hazardous Waste, Etc.  Except as set forth in Schedule 2.25, no
               --------------------                          -------------
hazardous wastes, substances or materials, or oil or petroleum products have been generated, transported, used, disposed, stored or treated by Black & White (other than office and janitorial supplies properly and safely maintained) and, to the knowledge of the Stockholder and the Beneficial Owners, no hazardous wastes, substances or materials, or oil or petroleum products (other than office and janitorial supplies properly and safely maintained) have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by Black & White.

      2.26     Year 2000 Compliance.  Black & White has undertaken a cursory
               --------------------
inventory, review and assessment of areas within its business and operations to address the "Year 2000 Problem" (i.e., the risk that applications used by Black & White or its suppliers and/or providers may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Black & White has obtained Year 2000 certifications from its principal technology suppliers and from Union Bank. Black & White has been informed that certain third party systems used by Black & White, including the Windows and UNIX operating systems, are or will be made Year 2000 Compliant. The Stockholder and the Beneficial Owners reasonably believe that the Year 2000 Problem will not have any Material Adverse Effect.

      2.27     Disclosure.  The representations, warranties and statements
               ----------
contained in this Agreement and in the certificates, exhibits and schedules delivered by or on behalf of Black & White to Buyer do not contain any untrue statement of a material fact and, to the knowledge of the Stockholder and the Beneficial Owners, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.


ARTICLE III -- ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
                           AND THE BENEFICIAL OWNERS

     As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, and except as set forth in the Disclosure Letter or any schedule attached thereto or a part thereof, the Stockholder and each of the Beneficial Owners hereby severally, and not jointly, make to Buyer each of the representations and warranties set forth in this
Article III with respect to such Stockholder or Beneficial Owner. No Stockholder or Beneficial Owner shall have any right of indemnity or contribution from Black & White with respect to the breach of any representation or warranty under this Agreement.

      3.1   Black & White Shares.  The Stockholder owns of record and the
            --------------------
Beneficial Owners own beneficially the number of the Black & White Shares set forth opposite such Stockholder's and Beneficial Owner's name in Schedule 2.4
                                                                 ------------
hereto. Such Black & White Shares are free and clear of any and all liens, encumbrances, charges or claims.

      3.2   Authority.  Such Stockholder or Beneficial Owner has all requisite
            ---------
right, authority, power and capacity to enter into this Agreement and each Related Agreement to be executed and delivered by or on behalf of such Stockholder or Beneficial Owner pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each Related Agreement executed and delivered by the Stockholder or such Beneficial Owner pursuant to this Agreement constitutes, or when executed and delivered will constitute, a valid and binding obligation of the Stockholder or such Beneficial Owner, as applicable, enforceable in accordance with their respective terms except as to the effect of (a) applicable bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies; and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities. The execution, delivery and performance of this Agreement and each such Related Agreement:

                  (a) does not and, in consummation of the transactions contemplated hereby, will not violate any laws of the United States or any state or other jurisdiction applicable to the Stockholder or such Beneficial Owner, or require the Stockholder or such Beneficial Owner to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                 (b) does not and, in consummation of the transactions contemplated hereby, will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Stockholder or such Beneficial Owner is a party or by which the property of the Stockholder or such Beneficial Owner is bound, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on the Black & White Shares owned of record or beneficially by the Stockholder or such Beneficial Owner.

      3.3   Finder's Fee.  The Stockholder or such Beneficial Owner has not
            ------------
incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement except as set forth on Schedule 3.3.
                ------------

      3.4   Agreements.  Each such Beneficial Owner, who is employed by Black &
            ----------
White, is not a party to any non-competition, trade secret or confidentiality agreement with any party other than Black & White. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which the Stockholder or such Beneficial Owner is a party relating to the business of Black & White or to the Stockholder's or such Beneficial Owner's rights and obligations as a stockholder, director or officer of Black & White. The Stockholder or such Beneficial Owner does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of Black & White, or any organization which has a contract or arrangement with Black & White (other than an interest in one percent (1%) or less of the outstanding stock of a publicly held corporation). The Stockholder has not at any time transferred any of the stock of Black & White held by or for such holder to any employee of Black & White, which transfer constituted or could be viewed as compensation for services rendered to Black & White by said employee.

      3.5   Investment Representation.
            -------------------------

                 (a) The Stockholder is an "accredited investor" as defined in Regulation D under the Securities Act of 1933 (the "Securities Act").

                 (b) The Stockholder or such Beneficial Owner has read or reviewed and is familiar with the Buyer SEC Documents (as defined in Section 5.6).

                 (c) The Stockholder or such Beneficial Owner has had an opportunity to ask questions of and receive answers from Buyer, or a person or persons acting on Buyer's behalf, concerning the terms and conditions of the Buyer Common Stock.

                 (d) The Stockholder or such Beneficial Owner understands that the Buyer Common Stock has not been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings, and that Buyer is under no obligation to do so, and the Stockholder or such Beneficial Owner further understands that such Stockholder is acquiring the Buyer Common Stock without being furnished any offering literature or prospectus other than the Buyer SEC Documents.

                 (e) The Stockholder and the Beneficial Owners represent that the Buyer Common Stock is being acquired by the Stockholder solely for the Stockholder's own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof and that such Stockholder has no present plans to enter into any contract, undertaking, agreement, or arrangement relating thereto.

                 (f) The Stockholder or such Beneficial Owner acknowledges and is aware that there are substantial restrictions on the transferability of the Buyer Common Stock; the Buyer Common Stock cannot be resold unless the Buyer Common Stock is registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available.

                 (g) The Stockholder or such Beneficial Owner has such knowledge and experience in financial and business matters that he or she is capable of evaluating the relative risks and merits of the Buyer Common Stock.

                 (h) The Stockholder is and each Beneficial Owner is a resident of the State of California.


                    ARTICLE IV -- COVENANTS OF THE SELLERS

      4.1   Making of Covenants and Agreements.  Sellers hereby make the
            ----------------------------------
respective covenants and agreements set forth in this Section 4.

      4.2   Affiliate Agreements.  Black & White shall use reasonable efforts to
            --------------------
obtain prior to Closing an executed Affiliate Agreement in substantially the form attached hereto as Exhibit 4.2 (an "Affiliate Agreement") from each of its
                        -----------
affiliates with respect to the transfer of Buyer Common Stock.  Set forth on

Schedule 4.2 hereto is a list of names of those persons who are, in Black &
------------
White's reasonable judgment after consultation with legal counsel, affiliates of Black & White. Black & White shall provide Buyer such information and documents as Buyer shall reasonably request for purposes of reviewing such list. Buyer shall be entitled to place legends on the certificates evidencing any Buyer Common Stock to be issued to Black & White's affiliates pursuant to the terms of this Agreement and the Certificate of Merger, and to issue appropriate stop transfer instructions to the transfer agent for Buyer, consistent with the terms of such Affiliate Agreements, whether or not such Affiliate Agreements are actually delivered to Buyer.

      4.3   Non-competition and Non-solicitation.  Each Beneficial Owner hereby
            ------------------------------------
agrees in consideration of the receipt of the Merger Consideration hereunder that until the later of (a) the third (3rd) anniversary of the Closing Date, or
(b) the date of the final severance payment to such Beneficial Owner pursuant to the Employment Agreement between such Beneficial Owner and Buyer, such Beneficial Owner (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined); (ii) will refrain from directly or indirectly recruiting or otherwise soliciting, inducing or influencing any person to leave employment with Buyer or the Surviving Corporation or each of their respective subsidiaries; and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with Buyer or the Surviving Corporation or each of their respective subsidiaries. Such Beneficial Owner understands that the restrictions set forth in this Section 4.3 are intended to protect the employee, customer and supplier relationships and goodwill of Buyer and the Surviving Corporation and each of their respective subsidiaries, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term "Competing Business" shall mean a business conducted anywhere in the United States, Europe or any other place in the world in which Buyer or the Surviving Corporation or each of their respective subsidiaries is engaged in the business of production of commercial products for the object level functional testing, management and monitoring business ("Functional Products"), provided, however, that an entity or conglomerate which is engaged in the production of Functional Products, but not as its principal business, shall not be deemed to be a Competing Business if such Beneficial Owner (after termination of his employment with the Buyer or the Surviving Corporation) becomes involved, in any capacity, with a division or other business unit of such entity or conglomerate that does not produce Functional Products. Notwithstanding the foregoing, such Beneficial Owner may own up to one percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.


             ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF BUYER

      5.1   Making of Representations and Warranties.  As a material
            ----------------------------------------
inducement to the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Buyer and Merger Sub hereby make the representations and warranties to the Sellers contained in this Article V.

      5.2   Organization.  Each of Buyer and Merger Sub is a corporation duly
            ------------
organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

      5.3   Authority.  Each of Buyer and Merger Sub has full right, authority
            ---------
and power to enter into this Agreement and each Related Agreement to be executed and delivered by Buyer or Merger Sub pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer and Merger Sub of this Agreement and each such Related Agreement have been duly authorized by all necessary corporate action of Buyer and Merger Sub and no other action on the part of Buyer or Merger Sub is required in connection therewith. This Agreement and each Related Agreement executed and delivered by Buyer or Merger Sub pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer and Merger Sub (as the case may be) enforceable in accordance with their terms. The execution, delivery and performance by Buyer and Merger Sub of this Agreement and each such Related Agreement:

                       (i) does not and will not violate any provision of the Certificate of Incorporation or By-Laws of Buyer or Merger Sub;

                       (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Buyer or Merger Sub or, assuming no breach in the representations set forth in Section
3.5 hereof, require Buyer or Merger Sub to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

                       (iiI) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Buyer or Merger Sub is a party or by which the property of Buyer or Merger Sub is bound, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of Buyer or Merger Sub or on the Buyer Common Stock.

      5.4   Litigation.  There is no litigation or governmental or
            ----------
administrative proceeding or investigation pending or, to its knowledge, threatened against Buyer or Merger Sub which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

      5.5   Finder's Fee.  Except as set forth in Schedule 5.5 hereto, neither
            ------------                          ------------
Buyer nor Merger Sub has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      5.6   Buyer's Public Information.  Buyer has heretofore furnished the
            --------------------------
Stockholder with information regarding Buyer, including its annual report to stockholders for the fiscal year ended December 31, 1997, its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, each as filed with the SEC (as any such documents have been amended since their original filing, the "Buyer SEC Documents"). As of their respective filing dates, the Buyer SEC Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and Buyer has no current obligation to file any additional information on a Current Report on Form 8-K, which has not been filed. As of their respective filing dates, the Buyer SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under such statutes. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by or on behalf of Buyer to Black & White, when taken together with the Buyer SEC Documents, do not contain any untrue statement of a material fact, and, to the knowledge of the Buyer, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

      5.7   Buyer Common Shares.  Buyer has a sufficient number of authorized
            -------------------
but unissued shares of its Common Stock available for issuance to the Stockholder in accordance with the provisions of this Agreement. The Buyer Common Stock to be issued pursuant to this Agreement will, when so delivered pursuant to the terms of this Agreement, be duly and validly issued, fully paid and nonassessable.

      5.8   Tax-Free Reorganization.
            -----------------------

                 (a) At all times prior to the Merger, Buyer has owned all of the outstanding equity interests in Merger Sub (including rights to acquire an equity interest in Merger Sub, if any). Accordingly, both prior to and immediately after the Merger, Buyer will be in control of Merger Sub (and, after the Merger, in control of the Surviving Corporation) within the meaning of
Section 368(c) of the Code. "Control" for these purposes means the ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each class of nonvoting stock. Buyer has no present plan or intention following the Merger to cause Merger Sub or the Surviving Corporation to issue additional shares of stock that would result in Buyer losing control of Merger Sub or the Surviving Corporation within the meaning of Section 368(c) of the Code.

                 (b) Buyer has no present plan or intention following the Merger to reacquire any of its shares issued in the transaction.

                 (c) After the Merger, Buyer will own 100% of the outstanding equity interest in the Surviving Corporation (including the right to acquire such an equity interest). Buyer has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another operation (including Buyer), to sell, transfer ownership, or otherwise dispose of or transfer any portion of its stock or assets to any person or entity (including Buyer), except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation.

                 (d) Following the Merger, Buyer will cause the Surviving Corporation to continue the historic business of Black & White or use a significant portion of Black & White's business assets in a business.

                 (e) Buyer is not an investment company as defined in Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv) of the Code.

                 (f) Neither Buyer nor Merger Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368
(a)(3)(A) of the Code.

                 (g) Buyer has no knowledge of any reason or facts or circumstances why the Merger would fail to qualify as a tax-free reorganization under Section 368 of the Code.


                ARTICLE VI -- COVENANTS OF BUYER AND MERGER SUB

      6.1   Affiliate Agreements.  Buyer and Merger Sub shall each use
            --------------------
reasonable efforts to obtain prior to Closing an executed Affiliate Agreement from each of its affiliates with respect to the transfer of Buyer Common Stock. Set forth on Schedule 6.1 hereto is a list of names of those persons who are,
             ------------
in Buyer's reasonable judgment after consultation with legal counsel, affiliates of Buyer and Merger Sub. Buyer shall provide Black & White such information and documents as Black & White shall reasonably request for purposes of reviewing such list.

      6.2   Piggy-Back Registration Rights.  During the twelve (12) months
            ------------------------------
following the Closing, each time the Buyer proposes to file a registration statement under the Securities Act with respect to an underwritten offering by the Company for its own account of shares of Buyer Common Stock (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that is adopted by the Commission) or (ii) a registration statement filed in connection with an exchange offer or the offering of securities solely to the Buyer's existing security holders) (a "Piggy-Back Registration"), the Buyer shall give
                               -----------------------
written notice of such proposed filing to the Stockholder as soon as practicable, and such notice shall offer such Stockholder the opportunity to register such number of shares of Buyer Common Stock received by the Stockholder as Merger Consideration as the Stockholder may request (which request must be made in writing and shall specify (i) the legal name of the Stockholder, (ii) the number of shares of such Buyer Common Stock to be registered, (iii) the intended methods of disposition thereof, and (iv) the nature of any position, office or other material relationship the Stockholder has had within the past three years with the Buyer or any of its predecessors or affiliates). Notwithstanding any other provision of this Agreement, the Buyer shall not be required to include in the aggregate in all Piggy-Back Registrations more than fifty percent (50%) of the Buyer Common Stock issued to the Stockholder as Merger Consideration. Notwithstanding any other provision of this Agreement, the Buyer shall not be required to include such Buyer Common Stock in the securities to be registered pursuant to a registration statement on any form which limits the amounts of securities which may be registered by the issuer if, and to the extent that, such inclusion would make the use of such form unavailable. The Buyer shall use its best efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the particular Buyer Common Stock requested to be included in such Piggy-Back Registration to be included on the same terms and conditions as the identical securities of the Buyer included therein and shall use its best efforts to cause such managing underwriter or underwriters to permit the sale or other disposition of such Buyer Common Stock in accordance with the Stockholder's intended method of distribution thereof. The Stockholder shall have the right to withdraw its request for inclusion of such Buyer Common Stock in any registration statement pursuant to this Section
6.2 by giving written notice to the Buyer of such withdrawal at least ten (10) business days prior to the date on which the Commission declares effective the registration statement for such Piggy-Back Registration. The Buyer may withdraw such registration statement at any time prior to the time it becomes effective, provided that the Buyer shall promptly give notice of such withdrawal to the Stockholder who requested Registrable Securities to be included in such Piggy-Back Registration and shall reimburse the Stockholder for all reasonable out-of-pocket fees and expenses incurred with respect thereto prior to such withdrawal (other than legal fees of counsel to the Stockholder).

     In the event that the managing underwriter or underwriters advise the Buyer in writing that in their opinion the number of shares requested to be included in such registration exceeds the number which can be included in such offering without adversely affecting the marketability of the offering (the "Maximum Number"), the Buyer will limit the number of shares included in such registration to the Maximum Number, and the shares registered shall be selected in the following order of priority: (i) first, securities the Buyer proposes to sell, and (ii) second, Buyer Common Stock covered by Piggy-Back Registration requests and all other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration.

      6.3   Tax-Free Reorganization  Buyer, Merger Sub and the Surviving
            -----------------------
Corporation shall each use its best efforts to cause the Merger to be treated as a tax free reorganization within the meaning of Section 368(a) of the Code. To the extent permitted under applicable tax laws, the Merger shall be reported by Buyer, Merger Sub and the Surviving Corporation as a reorganization within the meaning of Section 368(a)(2)(E) of the Code in all federal, state, and local tax returns after such acquisition occurs.

      6.4   Employee Benefits.   On and after the Effective Date, the Buyer and
            -----------------
the Surviving Corporation will either (i) continue in effect, without interruption in coverage, the employee benefit plans listed on Schedule 2.24
                                                               -------------
hereto for all Black & White employees or (ii) provide substantially similar coverage under the Buyer's own benefit plans.

                           ARTICLE VII -- CONDITIONS

      7.1   Conditions to the Obligations of Buyer and Merger Sub.  The
            -----------------------------------------------------
obligation of Buyer and Merger Sub to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                 (a)    Representations; Warranties; Covenants.  Each of the
                        --------------------------------------
representations and warranties of the Stockholder and the Beneficial Owners contained in Article II and Article III shall be true and correct as though made on and as of the Closing Date; and the Sellers shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

                 (b)    No Material Change.  There shall have been no material
                        ------------------
adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of Black & White since the date hereof.

                 (c)    Certificate from the Stockholder and the Beneficial
                        ---------------------------------------------------
Owners.
------
The Stockholder and the Beneficial Owners shall have delivered to Buyer a certificate dated as of the Closing Date to the effect that the statements set forth in paragraphs (a) and (b) above in this Section 7.1 are true and correct.

                 (d)    Opinion of Counsel.  At the Closing, Buyer shall have
                        ------------------
received from General Counsel Associates LLP an opinion as of said date, in the form attached hereto as Exhibit 7.1(d).
                        --------------

                 (e)    No Litigation.  There shall have been no determination
                        -------------
by Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against Buyer or any Seller.

                 (f) Consents.  Black & White shall have made all filings with
                     --------
and notifications of governmental authorities, regulatory agencies and other entities required to be made by Black & White in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of Black & White to be acquired by Buyer subsequent to the Closing; and the Sellers shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties required to be obtained by the Sellers to permit the consummation of the transactions contemplated by this Agreement.

                 (g)    FIRPTA Withholding.  At or prior to the Closing, Buyer
                        ------------------
shall have received from the Stockholder a "transferor's certificate of non-foreign status" as provided in the Treasury Regulations under Section 1445 of the Code substantially in the form attached hereto as Exhibit 7.1(g).
                                             --------------

                 (h)    S Corporation.  Buyer shall be satisfied, in its sole
                        -------------
discretion, with the evidence provided by Black & White regarding Black & White's status as an entity properly taxable as an S corporation.

                 (i)   Employment Agreement.  Each of Julia Miller, Todd
                       --------------------
Scallan, Charles White and Wolfgang Karas shall have executed and delivered to Buyer an Employment Agreement in substantially the form of Exhibit 7.1(h)
                                                           --------------
attached hereto.

                 (j)    Pooling Matters.  (i) Each affiliate of Black & White
                        ---------------
shall have executed and delivered to Buyer an Affiliate Agreement and (ii) Buyer shall have been advised by PricewaterhouseCoopers LLP (or its successor), its independent auditors, that the Merger will qualify as a "pooling of interests" under APB 16.

                 (k)    Escrow Agreement.  The Buyer, the Escrow Agent, the
                        ----------------
Stockholder and the Beneficial Owners shall have executed and delivered to the Buyer the Escrow Agreement in substantially the form of Exhibit 1.4 attached
                                                        -----------
hereto.


      7.2   Conditions to the Obligations of the Stockholder, the Beneficial
            ----------------------------------------------------------------
Owners and Black & White.  The obligation of the Sellers to consummate this
------------------------
Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                 (a)    Representations; Warranties; Covenants.  Each of the
                        --------------------------------------
representations and warranties of Buyer and Merger Sub contained in Article V shall be true and correct as though made on and as of the Closing Date; Buyer and Merger Sub shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to the Sellers a certificate of the Chief Executive Officer or President and Treasurer of Buyer dated as of the Closing Date to the effect that the statements set forth in the preceding clauses of this Sections 7.2(a) and 7.2(g) are true and correct.

                 (b)    Opinion of Counsel.  At the Closing, the Sellers shall
                        ------------------
have received from Goodwin, Procter & Hoar LLP, counsel for Buyer, an opinion as of said date, in the form attached hereto as Exhibit 7.2(b).
                                          --------------

                 (c)    No Litigation.  There shall have been no determination
                        -------------
by the Sellers, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against Buyer or any Seller.

                 (d)    Consents.  The Buyer shall have made all filings with
                        --------
and notifications of governmental authorities, regulatory agencies and other entities required to be made by Buyer in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of Black & White to be acquired by Buyer subsequent to the Closing; and the Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Sellers, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties required to be obtained by the Sellers to permit the continuation of the business of Black & White by Buyer and the consummation of the transactions contemplated by this Agreement.

                 (e)    Employment Agreement.  The Buyer shall have executed
                        --------------------
and delivered to each of Julia Miller, Todd Scallan, Charles White and Wolfgang Karas an Employment Agreement in substantially the form of Exhibit 7.1(h)
                                                           -------------
hereto.

                 (f)    Escrow Agreement.  The Buyer, the Escrow Agent, the
                        ----------------
Stockholder and the Beneficial Owners shall have executed and delivered to Black & White the Escrow Agreement in substantially the form of Exhibit 1.4 hereof.
                                                          -----------

                 (g)    No Material Change.  There shall have been no material
                        ------------------
adverse change in the financial condition, properties, assets, liabilities, business or operations of Buyer since the date hereof.

                 (h) All amounts outstanding under the Business Loan Agreement between Black & White and Union Bank of California, N.A. shall have been repaid in full, without penalty, and all guarantees made in connection therewith shall have been terminated.

                 (i) The Buyer or Black & White shall have paid investment banking, accounting, advisory and legal fees and expenses of Black & White relating to the transactions contemplated hereby up to a maximum of $361,000.


                   ARTICLE VIII --SURVIVAL; INDEMNIFICATION

      8.1   Survival of Representations, Warranties, Etc.  All representations,
            --------------------------------------------
warranties, agreements, covenants and obligations herein or in any schedule or certificate delivered by any party incident to the transactions contemplated hereby are material and may be relied upon by the party receiving the same and shall survive the Closing regardless of any investigation by such party and shall not merge into the performance of any obligation by any party hereto, subject to the provisions of this Article VIII. As set forth in and subject to the terms of Section 8.3 hereof, except with respect to Section 2.8, which shall survive the Closing and continue until three (3) months after any applicable statute of limitations, the representations and warranties of Black & White and of the Stockholder and the Beneficial Owners in this Agreement and in any instrument delivered pursuant to this Agreement shall terminate on the first anniversary of the Closing.

      8.2   Indemnification by the Stockholder and each of the Beneficial
            -------------------------------------------------------------
            Owners.
            ------
The Stockholder and each of the Beneficial Owners, jointly and severally, in all cases subject to the limitations set forth in this Article VIII, agree subsequent to the Closing Date to indemnify and hold harmless the Buyer, its subsidiaries and affiliates and persons serving as officers, directors or employees thereof (each a "Buyer Indemnified Party") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) (a "Loss" or "Losses") sustained, suffered or incurred by or made against the Buyer Indemnified Party, arising out of or based upon: (a) any breach or inaccuracy of any representation or warranty made by the Stockholder and the Beneficial Owners pursuant to
Article II and Article III of this Agreement; (b) any breach of any covenant or agreement made by the Stockholder and the Beneficial Owners in this Agreement, the Disclosure Letter or in any schedule thereto; or (c) any breach of any representation and warranty made by Black & White in this Agreement, the Disclosure Letter or any schedule thereto or in any certificate delivered pursuant to Section 7.1 in connection with the Closing (claims under clauses (a) through (c) hereinafter collectively referred to as "Buyer Indemnifiable Losses").

      8.3   Limitations on Indemnification by the Stockholder and the Beneficial
            --------------------------------------------------------------------
Owners.
------

            8.3.1  General Threshold.  Subject to Section 8.3.4, the
                   -----------------
Stockholder an and the Beneficial Owners shall not be obligated to indemnify any Buyer Indemnified Party in respect of Buyer Indemnifiable Losses except to the extent the cumulative amount of all Buyer Indemnifiable Losses exceeds $50,000 (the "Buyer Deductible"), which excess cumulative amount shall be recoverable in accordance with the terms hereof.

            8.3.2    General Maximum Indemnification.  Subject to Section
                     -------------------------------
8.3.4, no Stockholder or Beneficial Owner shall be obligated under any circumstance to indemnify Buyer Indemnified Parties in respect of Buyer Indemnifiable Losses to the extent the cumulative amount of all Buyer Indemnifiable Losses exceeds the value of the Escrow Shares; provided, however, that the Stockholder and each of the Beneficial Owners jointly and severally shall indemnify the Buyer Indemnified Parties under Section 8.2 hereof in respect of Buyer Indemnified Losses which relate to a breach of the representations and warranties contained in Section 2.13 and Section 2.26 hereof in an additional amount above the value of the Escrow Shares not to exceed twenty-five percent (25%) of the value of the aggregate shares of Buyer Common Stock issued in the Merger; provided, further, that the Stockholder and each of the Beneficial Owners jointly and severally shall indemnify the Buyer Indemnified Parties under

Section 8.2 hereof in respect of Buyer Indemnifiable Losses which relate to a breach of the representations and warranties contained in Section 2.8 in the full amount of such Buyer Indemnifiable Losses. For purposes of determining the per share value of the Buyer Common Stock under this Section 8.3, the closing price of the Buyer Common Stock on the date hereof shall be used.

          8.3.3  Time Limits for Claims. Subject to the exceptions set forth in
                 ----------------------
Section 8.3.4, no claim for indemnification may be made by any Buyer Indemnified Party in respect of Buyer Indemnifiable Losses unless the written notice required by Section 8.5 with respect to such Losses shall have been received by the Stockholder and the Beneficial Owners on a date prior to the first anniversary of the Closing Date; provided, however, that if prior to such date
                                 --------  -------
of expiration a specific state of facts shall have become known which may constitute or give rise to any Buyer Indemnifiable Loss as to which indemnity may be payable pursuant to Section 8.2 and the Buyer Indemnified Party shall have given notice of such facts to the Stockholder and the Beneficial Owners, made a claim for indemnification pursuant to Section 8.2 and, except with respect to third party claims, pursued such claim within six months thereafter, then the right to indemnification pursuant to Section 8.2 with respect thereto shall remain in effect until such matter shall have been finally determined and disposed of, and any indemnification due in respect thereof shall have been paid.

          8.3.4  Dollar-for-Dollar and Fraud Claims.  Notwithstanding anything
                 ----------------------------------
herein to the contrary, the Buyer Indemnified Parties shall not be subject to any limitation whether pursuant to Section 8.3 or otherwise, and shall be entitled to dollar-for-dollar recovery, in seeking indemnification from the Stockholder and the Beneficial Owners with respect to Losses arising from Black & White incurring investment banking, accounting, advisory or legal fees and expenses in excess of $361,000 relating to the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be intended to limit the Stockholder's, the Beneficial Owners' or Black & White's liability for fraud.

      8.4   Indemnification by Buyer.  Buyer agrees, in all cases subject to the
            ------------------------
limitations set forth in this Article VIII, subsequent to the Closing Date to indemnify and hold harmless the Sellers ("Black & White Indemnified Parties") from and against and in respect of all Losses sustained, suffered or incurred by or made against any of them arising out of or based upon (a) any breach or inaccuracy of any representation or warranty made by Buyer or Merger Sub in this Agreement, in any schedule hereto or in any certificate delivered pursuant to
Section 7.2 in connection with the Closing; and (b) any breach of any covenant or agreement made by Buyer or Merger Sub in this Agreement or in any schedule hereto (such claims under clauses (a) and (b) being hereinafter collectively referred to as "Black & White Indemnifiable Losses").

      8.5   Notice; Defense of Claims.  Except for Buyer Indemnified Losses
            -------------------------
under the Escrow Agreement (which shall be administered exclusively in accordance with the terms and procedures set forth in the Escrow Agreement), promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 20 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that (i) it would be liable under the provisions hereof for indemnity in the amount of such claim, liability or expense if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that
                                                      --------  -------
the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification; provided further that prior to such assumption of
                            -------- -------
defense the indemnifying party shall enter into an agreement with the indemnified party in form and substance satisfactory to the indemnified party pursuant to which the indemnifying party guarantees the payment and performance of any liability or obligation which may arise out of or in any way relating to such claim, liability or expense or the facts giving rise thereto and provides to the indemnified party evidence satisfactory to the indemnified party of the indemnifying party's ability to pay in full any amount which may be payable with respect to such claim, liability or expense or the facts giving rise thereto. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated to the contrary, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or
                    --------  -------
proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party shall be entitled to retain separate counsel, the expense of which shall be paid by the indemnifying party provided that such counsel is selected by the indemnifying party and such counsel is reasonably acceptable to the indemnified party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such defense is not being or ceases to be conducted, the indemnified party shall, at the reasonable expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle

(exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

      8.6   Escrow Shares.
            -------------

          At the Effective Time, the Escrow Shares shall be deposited in escrow with the Escrow Agent by Buyer as provided in Section 1.4 hereof as a mechanism to satisfy potential claims for indemnification by Buyer under Sections 8.2 and
8.3 of this Article VIII. Any liability of the Stockholder and the Beneficial Owners for indemnification for Buyer Indemnifiable Losses under Section 8.2(a) with respect to matters other than a breach of the representations and warranties contained in Section 2.13 and Section 2.26 hereof, subject to the limitations described in Section 8.3 hereof, shall be satisfied exclusively from Escrow Shares. Any liability of the Stockholder and the Beneficial Owners for indemnification for Buyer Indemnifiable Losses under Section 8.2(a) which relate to a breach of the representations and warranties contained in Section 2.13 and
Section 2.26 hereof, subject to the limitations described in Section 8.3 hereof, shall be satisfied initially from Escrow Shares, and thereafter directly by the Stockholder and the Beneficial Owners.

      8.7   Remedies. The indemnification provisions of this Article VIII are
            --------
the sole and exclusive remedy from and after the Effective Time of any party to this Agreement for a breach of any representation, warranty or covenant contained herein. Notwithstanding the preceding sentence, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

      8.8   Recoveries.  The amount of any Losses suffered, sustained,
            ----------
incurred or required to be paid by any indemnifying party shall be reduced by the amount of any insurance proceeds paid to the indemnified party.


                          ARTICLE IX -- MISCELLANEOUS

      9.1   Fees and Expenses.  Except as set forth herein, each of the parties
            -----------------
will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Black & White, the Stockholder or the Beneficial Owners relating in any way to the Merger and the transactions contemplated hereby, including without limitation, legal, accounting or other professional expenses of Black & White, the Stockholder or the Beneficial Owners, shall be charged to or paid by Buyer; except that in accordance with Section 8.3.4 hereof, the Buyer expressly agrees to pay investment banking, accounting and legal fees and expenses of Black & White up to an amount not to exceed $361,000.

      9.2   Governing Law.  This Agreement shall be construed under and governed
            -------------
by the internal laws of the State of Delaware without regard to its conflict of laws provisions. The parties hereto hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this Agreement and the transaction contemplated hereby, and agree not to commence any such action, suit or proceeding except in such courts. The parties hereto further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement and the transaction contemplated hereby in courts referenced in this Section 9.2 under the applicable circumstances, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court.

      9.3   Notices.  Any notice, request, demand or other communication
            -------
required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, if sent by overnight courier, upon the day following the day sent, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States Post Office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:


TO BUYER OR MERGER SUB:       Segue Software, Inc.
----------------------        201 Spring Street
                              Lexington, MA 02421
                              Attn:  Mr. Stephen B. Butler
                              Facsimile: 781-402-1092

With a copy to:               Goodwin, Procter & Hoar  LLP
                              Exchange Place
                              Boston, MA  02109-2881
                              Attn:  Jeffrey C. Hadden, P.C.
                              Facsimile:  617-523-1231

TO BLACK & WHITE,
THE STOCKHOLDER,              Black & White Software, Inc.
OR THE BENEFICIAL OWNERS:     1901 South Boscom Avenue, 7th Floor
------------------------      Campbell, CA 95008
                              Attention:  Julia Miller
                              Facsimile: 408-879-8183

With a copy to:               General Counsel Associates LLP
                              1891 Landings Drive
                              Mountain View, CA 94043
                              Attention:  Riaz Karamali, Esq.
                              Facsimile:  650-428-3901


Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

      9.4   Entire Agreement.  This Agreement, including the Schedules and
            ----------------
Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

      9.5   Assignability; Binding Effect.  Buyer's and Merger Sub's rights and
            -----------------------------
obligations hereunder shall be freely assignable in connection with any transaction involving the sale, transfer or other disposition of all or substantially all of the business of the Buyer. This Agreement may not be assigned by the Sellers without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      9.6   Captions and Gender.  The captions in this Agreement are for
            -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

      9.7   Execution in Counterparts.  For the convenience of the parties and
            -------------------------
to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      9.8   Amendments.  This Agreement may not be amended or modified, nor may
            ----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

      9.9   Publicity and Disclosures.  No press releases or public disclosure,
            -------------------------
either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior written consent of Buyer, Black & White and the Stockholder unless otherwise required by law.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

BUYER:                           SEGUE SOFTWARE, INC.


                                 By: /s/ Stephen B. Butler
                                    ---------------------------
                                 Name:  Stephen B. Butler
                                 Title: Chief Executive Officer


MERGER SUB:                      SBW MERGER CORP.

                                 By: /s/ Stephen B. Butler
                                    ---------------------------
                                 Name:
                                 Title:

SELLERS:                         BLACK & WHITE SOFTWARE, INC.


                                 By: /s/ Charles White
                                    ---------------------------
                                 Name:
                                 Title:


                                 By: /s/ Julia Miller
                                    ---------------------------
                                        Julia Miller


                                 By: /s/ Charles White
                                    ---------------------------
                                        Charles White


                                 CHARLES WHITE AND JULIA MILLER
                                 1995 TRUST

                                 By:  /s/ Julia Miller
                                    ---------------------------
                                      Julia Miller, Co-Trustee


                                 By: /s/ Charles White
                                    ---------------------------
                                      Charles White, Co-Trustee